                                                                    EXHIBIT 10.1

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT (this "Agreement"), made as of December 15, 2000, by and among SAFLINK CORPORATION, a Delaware corporation or its affiliated designee
          -------------------
("SAFLINK"); CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, (the "Escrow
             ---------------------------------------------------
Agent"); and JOTTER TECHNOLOGIES INC., a Delaware corporation ("Jotter").
             ------------------------

                              W I T N E S S E T H:

     WHEREAS, SAFLINK and Jotter have entered into an Asset Purchase Agreement dated as of December 15, 2000 (the "Purchase Agreement"), a copy of which has been delivered to the Escrow Agent (all capitalized terms not otherwise defined in this Agreement having the meanings set forth in the Purchase Agreement); and

     WHEREAS, Section 3.3 of the Purchase Agreement provides that SAFLINK will issue the Shares in the name of Jotter and deliver them to the Escrow Agent to be held in escrow for the purpose of securing Jotter's obligation to reimburse the SAFLINK Indemnitees for the indemnifiable Losses enumerated in Section 9.6(a) of the Purchase Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent for SAFLINK and Jotter on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

     1.  Establishment of Escrow; Share Certificates.  Promptly after the
         -------------------------------------------
Closing, SAFLINK will issue the Shares in the name of Jotter as set forth and cause such shares to be delivered (together with assignments in blank to be executed by Jotter, with each assignment to include a signature guarantee containing an affixed medallion certifying the authenticity of the signature) to the Escrow Agent. The Shares shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. SAFLINK will cooperate with the Escrow Agent, including making any written instructions required by its stock transfer agent, to permit the Escrow Agent to make any necessary exchanges of SAFLINK stock certificates so as to facilitate any distribution of Shares pursuant to this Agreement.

     Jotter hereby authorizes SAFLINK to deliver to SAFLINK's stock transfer agent at or shortly after the Closing a letter, substantially in the form of Exhibit A hereto, instructing the transfer agent to distribute all distributions
---------
in respect of the Shares, other than taxable dividends, to the Escrow Agent pursuant to Section 3 of this Agreement.

     2.  Claims Against Escrow Fund.  The parties hereto agree that the SAFLINK
         --------------------------
Indemnitees shall be entitled to make claims against the Escrow Fund for indemnifiable Losses pursuant to this Agreement and Article IX of the Purchase Agreement. The SAFLINK Indemnitees shall be entitled to make claims against the Escrow Fund for such purpose at any time prior to 11:59 p.m., Pacific time, on December 15, 2002 (the "Escrow Period"), unless this

Agreement is terminated at an earlier date pursuant to Section 5 hereof. Any claim by the SAFLINK Indemnitees against the Escrow Fund for indemnifiable Losses during the above time period shall be presented to the Escrow Agent as follows:

     (a) The SAFLINK Indemnitees shall notify the Escrow Agent and Jotter in writing of any indemnifiable Losses which the applicable SAFLINK Indemnitees claim are subject to indemnification under Article IX of the Purchase Agreement. The notice shall describe the claim and specify the amount thereof.

     (b) Jotter may contest such claim by giving the Escrow Agent and the applicable SAFLINK Indemnitees written notice of such contest within twenty (20) business days after receipt of such claim for indemnification. If such indemnification claim remains in dispute and unresolved for thirty (30) days following receipt of the written notice of contest by the applicable SAFLINK Indemnitees, the disputed claim shall be submitted to arbitration in accordance with Section 9 below.

     (c) If Jotter does not contest such indemnification claim pursuant to
Section 2(b) above, then the Escrow Agent shall deliver to SAFLINK that number of Shares from the Escrow Fund with a value equal to the dollar amount of the indemnifiable Losses claimed by such indemnitees in its or their written notice. For this purpose, Shares so delivered shall be valued at the Indemnity Closing Price (as defined in Section 2(e) below) as of the date of delivery to the applicable SAFLINK Indemnitees. Other property in the Escrow Fund, if any, shall be valued as determined by the mutual agreement of SAFLINK and Jotter.

     (d) If Jotter contests such indemnification claim pursuant to Section 2(b) above, the Escrow Agent shall deliver an amount from the Escrow Fund to the applicable SAFLINK Indemnitees upon receipt of either:

          (i) a copy of a written settlement agreement (authorizing the delivery of the amount from the Escrow Fund) signed by the SAFLINK Indemnitees making such claim and Jotter, or

          (ii) a copy of a final and nonappealable arbitration award (authorizing the delivery of the amount from the Escrow Fund) pursuant to the arbitration procedure in Section 9 below.

     The number of Shares to be delivered to SAFLINK by the Escrow Agent under this Section 2(d) shall be equal in value based upon the Indemnity Closing Price to the dollar amount of such indemnitees' indemnifiable Losses, as set forth in the settlement agreement or the arbitration award, as applicable, and shall be delivered in the manner set forth in Section 2(c).

     (e) In this Agreement, the "Indemnity Closing Price" shall mean the closing price of the SAFLINK Common Stock on the Nasdaq SmallCap Market on the Closing Date. In the event that the Indemnity Closing Price is not set forth in any notice or certificate delivered to the Escrow Agent with respect to a distribution of Shares to SAFLINK under this Section 2, the Escrow Agent shall accept a certificate from an executive of SAFLINK certifying as to the

Indemnity Closing Price for the date of such distribution (a copy of such certificate shall be sent to Indemnifying Holder's Representative within three business days of the date such certificate is delivered to the Escrow Agent), unless such certificate is contested by Jotter.

     3.  Dividends, Stock Splits and Other Distributions.  Other than taxable
         -----------------------------------------------
dividends (which shall be distributed to Jotter and shall not be made part of the Escrow Fund), distributions declared in respect of the Shares (including, without limitation, stock splits and non-taxable stock dividends) during the term of this Agreement shall be made part of the Escrow Fund. If the Shares are reclassified or changed into other securities or property pursuant to a reclassification of all shares of SAFLINK Common Stock or a merger of SAFLINK, then such reclassified shares or other securities or property, as the case may be, shall be made part of the Escrow Fund.

     4.  Voting Rights of Shares.  Jotter shall have the right to vote its
         -----------------------
Shares in the Escrow Fund (as set forth in Schedule 1 of this Agreement) on any issues that come for a vote before the stockholders of SAFLINK. Prior to any vote of SAFLINK stockholders during the term of this Agreement, SAFLINK shall cause to be delivered to Jotter appropriate voting and proxy materials in the same manner as provided to other stockholders of SAFLINK so as to permit Jotter to exercise their voting rights with respect to the Shares.

     5.  Termination.  This Agreement shall terminate and the Escrow Agent shall
         -----------
have no further responsibilities hereunder upon the earliest to occur (the "Termination Date") of (a) the expiration of the Escrow Period set forth in
Section 2 above, and (b) SAFLINK's delivery to the Escrow Agent of written notice that SAFLINK has elected to terminate this Agreement (which election shall be at SAFLINK's sole option and in its sole discretion). Upon the occurrence of such an event, the Escrow Agent shall reserve from the Escrow Fund an amount sufficient to pay any claims that have been made pursuant to Section 2(a) above and remain unpaid on or prior to the Termination Date ("Reserve Claims") of the SAFLINK Indemnitees against the Escrow Fund on that date. For purposes of establishing the reserve, any Shares so reserved shall be valued at the Indemnity Closing Price and any other property shall be valued by mutual agreement of SAFLINK and Jotter. This Agreement shall continue in force as to the amount so reserved until the resolution of such Reserve Claims in accordance with the terms hereof. The Escrow Agent shall distribute to Jotter all amounts (if any) in the Escrow Fund not so reserved, and the Escrow Agent shall thereafter have no responsibilities with respect to such distributed amounts. Upon the final resolution of each Reserve Claim, on a claim-by-claim basis, the Escrow Agent shall distribute to SAFLINK the amount that SAFLINK is entitled to receive with respect to such Reserve Claim. Shares so delivered shall be valued at the Indemnity Closing Price, and any other property shall be valued by mutual agreement of SAFLINK and Jotter. Upon the final resolution of all Reserve Claims and the distribution to the SAFLINK Indemnitees of all reserved amounts to which such indemnitees are entitled pursuant to such claims, all remaining reserved amounts shall be promptly distributed to Jotter.

     6.   Release of Shares.
          -----------------

          (a) With respect to the Shares held on behalf of Jotter, the Escrow Agent shall release the Shares to Jotter as follows: (i) three hundred and fifty thousand (350,000) Shares ninety days after the Closing Date (the "First Release Date"), and (ii) at a rate of two hundred and fifty thousand (250,000) Shares on the last day of each calendar month following the First Release Date.

          (b) At any time, and in such amounts as it shall determine in its sole discretion, SAFLINK may accelerate the release of all or any portion of the Shares set forth in Section 6(a).

     7.   Offset and Recissison.
          ---------------------

          (a) In the event that SAFLINK elects to deduct, withhold, or pay from the Consideration such amounts as SAFLINK deems appropriate pursuant to Section 7.3(b) of the Purchase Agreement, Escrow Agent shall deliver that number of the Shares to SAFLINK as may be requested in writing by SAFLINK to offset such amounts paid to Canadian tax authorities under section 116 of the ITA or any other applicable Tax Legal Requirement (including interest and penalties payable in respect of such obligations).

          (b) In the event that SAFLINK exercises its right of rescission pursuant to Section 6.4 of the Purchase Agreement, SAFLINK shall give notice to the Escrow Agent of such exercise and instruct the Escrow Agent to deliver to SAFLINK all of the Shares in the Escrow Fund and Escrow Agent shall promptly deliver such Shares as directed by SAFLINK.

     8.   The Escrow Agent.
          ----------------

     (a) SAFLINK shall pay the Escrow Agent's fee for its ordinary services under this Agreement in accordance with the fee schedule set forth on Exhibit C
                                                                      ---------
attached hereto.

     (b) In performing any duties under this Agreement, the Escrow Agent shall not be liable for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that such agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any such person acting or purporting to act on behalf of any party to this Agreement.

     (c) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow

Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court the entire Escrow Fund, except for such part of the Escrow Fund as shall reimburse the Escrow Agent for all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties hereby jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liabilities imposed by the terms of this Agreement, except for obligations or liabilities arising by reason of the prior negligence or willful misconduct on the part of the Escrow Agent.

     (d) Jotter and SAFLINK shall jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (e)  The Escrow Agent may resign at any time upon giving at least thirty
(30) days' written notice to the parties; provided, however, that no such
                                          --------
resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington and having at least $50,000,000 in assets. The successor escrow agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. Upon such appointment, the predecessor Escrow Agent shall be discharged from any further duties and liability under this Agreement, except for obligations or liabilities arising by reason of the prior negligence or willful misconduct on the part of the Escrow Agent.

     (f) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to which the Escrow Agent may transfer all or substantially all of its escrow business, shall be the successor to the Escrow Agent and shall be vested with all the rights, powers and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, so long as such successor is authorized to do business in the State of Washington and has at least $50,000,000 in assets.

     9.   Arbitration.  All disputes or controversies arising under or in
          -----------
connection with this Agreement shall be settled exclusively by final and binding arbitration in Seattle, Washington which arbitration, including, but not limited to the selection of arbitrators, shall be in accordance with the rules of the American Arbitration Association ("AAA"), except as modified herein, and as such rules shall be in effect on the date of delivery of demand for arbitration (as described below). The arbitration of such issues, including the determination of the amount of any damages suffered by any party, shall be to the exclusion of any court of law. The decision of the arbitrator shall be final and binding upon the parties and their respective personal representatives, heirs, devisees, successors and assigns. A party wishing to submit a dispute or controversy to arbitration must submit a written demand for arbitration to the other party to this Agreement (and deliver a copy of such demand to the Escrow Agent) not less than thirty (30) days after the transaction, occurrence or event giving rise to such dispute or controversy. Such written demand for arbitration shall be provided to the arbitrator and shall contain a statement of the matter in dispute and a statement of the facts the party demanding arbitration is relying on to support his or its position. Judgment may be entered on the arbitrator's award in any court having proper jurisdiction. The costs of arbitration shall be paid by the losing party in the arbitration.

     10.  Tax Reporting.  SAFLINK shall prepare and file all tax reports on
          -------------
Internal Revenue Service Form 1099-B that are required to be filed periodically with respect to the issuance of Shares, and the Escrow Agent shall have no obligation to prepare any such tax report.

     11.  [Intentionally Omitted].

     12.  Indemnification of SAFLINK.  Jotter agrees to jointly and severally
          --------------------------
indemnify SAFLINK on the basis of the indemnification provisions set forth in
Article IX of the Purchase Agreement.

     13.  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Washington without regard to principles of conflicts of laws.

     14.  Amendments; Modifications.  This Agreement may not be amended or
          -------------------------
modified except pursuant to a written agreement signed by each of the parties hereto.

     15.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given on the same day if delivered personally, or by facsimile transmission with voice confirmation of receipt, or shall be deemed given on the date receipt is confirmed if mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, DHL, Network Courier, Sonic, etc.), return receipt or confirmation of delivery requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


If to SAFLINK:          SAFLINK Corporation
                        18650 N.E. 67/th/ Court
                        Suite 210
                        Redmond, WA 98052
                        Attention:  Chief Financial Officer
                        Fax:  (425) 497-1778
     with a copy to:    Baker & McKenzie
                        815 Connecticut Avenue, N.W.
                        Washington, D.C. 20006
                        Attention:  Thomas J. Egan, Jr., Esq.
                        Fax:  (202) 452-7074

If to Jotter:

                        Jotter Technologies Inc.
                        8880 Cal Center Drive, #190
                        Sacramento, CA  95826
                        Attention:  Glenn Argenbright
                        Fax:  (916) 361-1354

with a copy to:

                        Normand & Shaughnessy, P.A.
                        15 High Street
                        Manchester, NH 03103
                        Attention: Jason M. Craven
                        Fax: (603) 647-0333


If to the Escrow Agent:

                        Chase Manhattan Trust Company. National Association
                        Attention:  Roy H. Davis/Kathleen L. Graves
                        1301 Fifth Avenue, Suite 3410
                        Seattle, WA  98101
                        Fax:  (206) 624-3867

     15.  Effect on Successors in Interest, Assignees.  This Agreement shall
          -------------------------------------------
inure to the benefit of and be binding upon the heirs, administrators, executors, assignees and successors of each of the parties hereto.

     16.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              SAFLINK CORPORATION


                              By:     /s/ Jeffrey P. Anthony      .
                                      -----------------------------

                              Title:  CEO/ President



                              ESCROW AGENT:
                              Chase Manhattan Trust Company,
                              National Association

                              By:     /s/ Roy H. Davis                .
                                      ---------------------------------

                              Title:  Vice President



                              JOTTER TECHNOLOGIES, INC.

                              By:     /s/ Glenn Argenbright              .
                                      ------------------------------------
                              Name:   Glenn Argenbright
                              Its CEO


                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                   EXHIBIT A
                                   ---------


U.S. Stock Transfer Corporation
1745 Gardena Ave.
Glendale, CA 91204
Att: Richard Brown


     Re:  SAFLINK Corporation ("SAFLINK") - Shares


Ladies and Gentlemen:

     The following shares of Common Stock of SAFLINK are currently being held by ______________________ ("Agent") as Escrow Agent pursuant to that certain Escrow Agreement, dated as of ________________, 2000, by and among SAFLINK, the undersigned and Agent (the "Escrow Agreement"):

     Share certificate no.      No. of SAFLINK shares represented
     ---------------------      ---------------------------------

     [insert certif. numbers]   [insert number of shares]


     We hereby instruct you to pay and deliver any certificates representing stock splits or non-taxable stock dividends, or any other form of distribution made by SAFLINK in respect of the shares identified above (except for taxable dividends), to Chase Manhattan Trust Company, National Association, as Escrow Agent pursuant to the terms of the Escrow Agreement.


                    Print Name:  _____________________________________